Exhibit 10.7

STOCK AWARD AGREEMENT

THIS STOCK AWARD AGREEMENT (the “Agreement”), dated as of the day of , governs the stock award granted by TRADE STREET RESIDENTIAL, INC., a Maryland corporation (the “Company”), to (the “Participant”), in accordance with and subject to the provisions of the Trade Street Residential, Inc. 2013 Equity Incentive Plan (the “Plan”). A copy of the Plan has been made available to the Participant. All terms used in this Agreement that are defined in the Plan have the same meaning given them in the Plan.

1.          Grant of Stock Award. In accordance with the Plan, and effective as of                      (the “Date of Grant”), the Company granted to the Participant, subject to the terms and conditions of the Plan and this Agreement, a Stock Award of                      (the “Stock Award”).

2.          Vesting. The Participant’s interest in the shares of Common Stock covered by the Stock Award shall become vested and nonforfeitable to the extent provided in paragraphs (a), (b) and (c) below.

(a)    Continued Employment. The Participant’s interest in the shares of Common Stock covered by the Stock Award shall become vested and nonforfeitable in accordance with the following table provided that the Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant until the applicable Vesting Date shown in the table:

Vesting Date	Number of Shares Vesting On the Vesting Date

For purposes of clarity and illustration, if the Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant until , then as of that Vesting Date, of the shares of Common Stock subject to the Stock Award will have become vested and nonforfeitable.

(b)    Change in Control. The Participant’s interest in all of the shares of Common Stock covered by the Stock Award (if not sooner vested), shall become vested and nonforfeitable on a Control Change Date if the Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant until the Control Change Date.

(c)    Death or Disability. The Participant’s interest in all of the shares of Common Stock covered by the Stock Award (if not sooner vested), shall become vested and nonforfeitable on the date that the Participant’s employment by the Company and its Affiliates ends if (i) such employment ends on account of the Participant’s death or because the Participant is “disabled” (as defined in Code section 409A(a)(2)(c)) and (ii) the Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant until the date such employment ends on account of the Participant’s death or because the Participant is disabled.

Except as provided in this Section 2, any shares of Common Stock covered by the Stock Award that are not vested and nonforfeitable on or before the date that the Participant’s employment by the Company and its Affiliates ends shall be forfeited on the date that such employment terminates.

3.          Transferability. Shares of Common Stock covered by the Stock Award that have not become vested and nonforfeitable as provided in Section 2 cannot be transferred. Shares of Common Stock covered by the Stock Award may be transferred, subject to the requirements of applicable securities laws, after they become vested and nonforfeitable as provided in Section 2.

4.          Shareholder Rights. On and after the Date of Grant and prior to their forfeiture, the Participant shall have all of the rights of a shareholder of the Company with respect to the shares of Common Stock covered by the Stock Award, including the right to vote the shares and to receive, free of all restrictions, all dividends declared and paid on the shares. Notwithstanding the preceding sentence, the Company shall retain custody of the certificates evidencing the shares of Common Stock covered by the Stock Award until the date that the shares of Common Stock become vested and nonforfeitable and the Participant hereby appoints the Company’s Chief Executive Officer and its Secretary as the Participant’s attorneys in fact, with full power of substitution, with the power to transfer to the Company and cancel any shares of Common Stock covered by the Stock Award that are forfeited under Section 2.

5.          No Right to Continued Employment. This Agreement and the grant of the Stock Award does not give the Participant any rights with respect to continued employment by the Company or an Affiliate. This Agreement and the grant of the Stock Award shall not interfere with the right of the Company or an Affiliate to terminate the Participant’s employment.

6.          Governing Law. This Agreement shall be governed by the laws of the State of Florida except to the extent that Florida law would require the application of the laws of another State.

7.          Conflicts. In the event of any conflict between the provisions of the Plan as in effect on the Date of Grant and this Agreement, the provisions of the Plan shall govern. All references herein to the Plan shall mean the Plan as in effect on the Date of Grant.

8.          Participant Bound by Plan. The Participant hereby acknowledges that a copy of the Plan has been made available to the Participant and the Participant agrees to be bound by all the terms and provisions of the Plan.

9.          Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon the Participant and the Participant’s successors in interest and the Company and any successors of the Company.

10.         Entire Agreement. This Agreement sets forth all of the promises, covenants, agreements, conditions and undertakings between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as contained herein.

[signature page follows]

[Signature Page to Stock Award Agreement]

IN WITNESS WHEREOF, the Company and the Participant have executed this Agreement as of the date first set forth above.

TRADE STREET RESIDENTIAL, INC.,
a Maryland corporation

Name:
Title:
Date:

The foregoing agreement is hereby accepted, and the terms and conditions thereof hereby agreed to, by the Participant.

Date:
Participant Signature
Name:
Address: